UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 23, 2012

Lenco Mobile Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53830	75-3111137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2025 First Avenue, Suite 320, Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 467-5342

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2012 the Board of Directors of the Company approved an increase in the size of the Board from five to seven members and appointed Derace Schaffer and Michael Durden as directors to fill the vacancies created. Mr. Schaffer was appointed to the Audit Committee in place of Philip Harris and Mr. Durden was appointed to the Corporate Governance Committee in place of Philip Harris. The Board of Directors determined that each of Mr. Schaffer and Mr. Durden qualified as an independent director and that Mr. Schaffer possessed the necessary financial expertise and qualifications to serve on the Audit Committee.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 23, 2012, the Board of Directors of the Company approved amendment of Sections 3.9 and 4.2 of the Company’s Amended and Restated Bylaws to allow for the Board and Committees to act by electronic transmission when taking action by unanimous written consent. These Amended and Restated Bylaws, as amended, are attached as Exhibit 3.1(ii) to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1(ii)	Amended and Restated Bylaws of Lenco Mobile Inc., as amended effective October 23, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lenco Mobile Inc.

Dated: October 29, 2012	By:	/s/ Christopher Stanton
Christopher Stanton
General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
3.1(ii)	Amended and Restated Bylaws of Lenco Mobile Inc., as amended effective October 23, 2012